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EXHIBIT 23.2
                        [FROST BROWN TODD LLC Letterhead]

                                                                    NEIL GANULIN
                                                             nganulin@fbtlaw.com
                                                                  (513) 651-6882


                                                      April 25, 2001


Convergys Corporation
201 East Fourth Street
Cincinnati, Ohio 45202

         Re:  Consent of Attorneys

Ladies and Gentlemen:

         We hereby consent to the incorporation by reference of our opinion dated August 10, 2000 in this Post Effective Amendment No. 1 to the Registration of Form S-3 (File No. 333-43404) and to the reference to us under the caption "Legal Matters" in this Post Effective Amendment No. 1 to the Registration of Form S-3.


                                                 Very Truly Yours,


                                                 /s/ FROST BROWN TODD LLC